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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Watts Water Technologies, Inc.

We consent to the incorporation by reference in the following registration statements of Watts Water Technologies, Inc. Nos. 333-32685; 33-37926; 33-69422; 33-64627; 333-105798; 333-108699; and 33-30377 on Form S-8 and Nos.
333-85862 and 333-105989 on Form S-3 of our report dated February 3, 2004 except as to the first paragraph of Note 19, which is as of February 20, 2004, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 which report appears in the December 31, 2003 annual report on Form 10-K of Watts Water Technologies, Inc.


/s/ KPMG LLP


Boston, Massachusetts
March 11, 2004